RESIDENTIAL ASSET SECURITIES CORPORATION
FORM 10-K
PART IV, Item 5(b)
EXHIBIT #3 Properties.                                                03/19/96

Mortgage Pool                      Number of Holders of Record


1995-KS1                                       2

1995-KS2                                       2

1995-KS3                                      13

1995-KS4                                       3